                  RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            WSI ACQUISITIONS CORP.

                         * * * * * * * * * * * * * * *

         This Restated Certificate of Incorporation of WSI Acquisitions Corp. amends and restates the Certificate of Incorporation of WSI Acquisitions Corp. with the Secretary of the State of Delaware, filed on June 11, 1998. This Restated Certificate of Incorporation is duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.


                  FIRST.  The name of the Corporation is WSI Acquisitions Corp.

                  SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH.  Authorized Shares.

                  1. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000, of which 10,000,000 shares of the par value of $.001 per share shall be designated as Preferred Shares, and 50,000,000 shares of the par value of $.001 per share shall be designated as Common Shares.

                  2. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Shares as Preferred Shares of any series and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  FIFTH.  Election of directors need not be by written ballot.

                  SIXTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation (except as and to the extent provided in the By-Laws).

                  SEVENTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including reasonable counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

                  EIGHTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, reasonable counsel fees and disbursements). Each person who serves as a director of the corporation while this Article EIGHTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article EIGHTH, and neither the amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article EIGHTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.


                  IN WITNESS WHEREOF, I have made, signed, and sealed this Restated Certificate of Incorporation this day of June, 30th 1998.


                                    /s/ Joel Dumaresq
                                    ------------------------
                                    Name: Joel Dumaresq
                                    Title: President

                              CERTIFICATE OF MERGER

                                       BY

                                  IPARTY CORP.

                                      INTO

                             WSI ACQUISITIONS CORP.


The undersigned corporation

DOES HEREBY CERTIFY:

                  FIRST:   That the names and states of incorporation of each
of the constituent corporations of the merger are as follows:


NAME                                          STATE OF INCORPORATION

iParty Corp.                                        Delaware

WSI Acquisitions Corp.                              Delaware

                  SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of Delaware.

                  THIRD:   That the name of the surviving corporation of the
merger is WSI Acquisitions Corp. which shall herewith be changed to iParty Corp., a Delaware corporation.

                  FOURTH: That the amendments or changes in the Restated Certificate of Incorporation of WSI Acquisitions Corp., the surviving corporation, as are to be effected by the merger are as follows:

                  Article First of the Certificate of Incorporation is hereby deleted in its entirety and the following is substituted in its place:

                  FIRST.   The name of the Corporation is iParty Corp.

                  FIFTH:   That the executed Agreement of Merger is on file at
the principal place of business of the surviving corporation, the address of which is 1350 Avenue of the Americas, Suite 2701, New York, New York 10019.

                  SIXTH:   That a copy of the Agreement of Merger will be
furnished, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: That this Certificate of Merger shall be effective on July 2, 1998.

Dated: July 2, 1998

                                                      WSI ACQUISITIONS CORP.

                                                      By: /s/ Joel Dumaresq
                                                          ----------------------
                                                          Name: Joel Dumaresq
                                                          Title: President